                                                                    Exhibit 99.1


Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results January 26, 2000
Page 1 of 6





                                  Contact:     Darrell W. Crate
                                               Affiliated Managers Group, Inc.
                                               (617) 747-3300




                   AMG REPORTS FINANCIAL AND OPERATING RESULTS
                      FOR FOURTH QUARTER AND FULL YEAR 1999

               COMPANY REPORTS 4Q99 EPS INCREASE OF 300% OVER 4Q98
                  FULL YEAR CASH EPS OF $4.33 AND EPS OF $3.18

BOSTON, MA, JANUARY 26, 2000 -- Affiliated Managers Group, Inc. (NYSE:AMG), an asset management holding company, today reported its financial and operating results for the fourth quarter and full year 1999.

Diluted earnings per share for the fourth quarter of 1999 were $1.92, a 300% increase over diluted earnings per share of $0.48 for the fourth quarter of 1998. Cash net income ("EBITDA as adjusted," as defined in Note B to the attached Summary Financial Data) for the fourth quarter of 1999 grew 192% to $2.22 per share, as compared to $0.76 per share for the fourth quarter of 1998. Aggregate net income for the fourth quarter of 1999 was $44.7 million, an increase of 381% compared to $9.3 million for the fourth quarter of 1998. "EBITDA" (as defined in Note A to the attached Summary Financial Data) for the fourth quarter of 1999 was $92.0 million, a 283% increase versus $24.0 million for the fourth quarter of 1998, and revenues for the fourth quarter of 1999 were $286.6 million, a 257% increase versus $80.3 million for the fourth quarter of 1998. The revenues, EBITDA and net income for the fourth quarter of 1999 include substantial performance fees earned by several Affiliates, principally Essex Investment Management Company, LLC. These performance fees are inherently dependent upon investment results and therefore may not recur to the same magnitude in future years.

For the year ended December 31, 1999, net income was $72.2 million and cash net income was $98.3 million, or $3.18 and $4.33 per share on a diluted basis, respectively, on revenues of $518.7 million. EBITDA for the same period was $166.8 million. For the year ended December 31, 1998, net income was $25.6 million and cash net income was $45.7 million, or $1.33 and $2.38 per share on a diluted basis, respectively, on revenues of $238.5 million. EBITDA was $76.3 million for the year ended December 31, 1998.

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Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results
January 26, 2000
Page 2 of 6


Assets under management among AMG's Affiliates at December 31, 1999 were $87.0 billion (pro forma for Frontier Capital Management Company, LLC ("Frontier"), which closed on January 18, 2000), compared to $69.9 billion at September 30, 1999. Aggregate net client cash flows from directly managed assets were positive $494 million for the year, although those for the fourth quarter were negative $981 million. Overlay assets (which generally carry lower fees than directly managed assets) increased by $447 million for the quarter and declined by $1.1 billion for the year.

"We are pleased with our financial and operating results for the fourth quarter and full year 1999," stated William J. Nutt, Chairman and Chief Executive Officer of AMG. "This year's performance is another example of how the breadth and diversity of our Affiliates continue to help drive earnings growth." Mr. Nutt continued, "In particular, we benefited from our exposure to the growth equity sector of the market in 1999, although we are also pleased with the performance of our value-oriented and other Affiliates for the year."

"In addition to the outstanding performance of our existing Affiliates, we continued to successfully execute our strategy of generating growth through investments in new Affiliates," added Sean M. Healey, AMG's President and Chief Operating Officer. "We completed investments in AMG's 14th and 15th Affiliates, The Managers Funds LLC in April 1999 and Frontier in January 2000. Since the closing of our investment in The Managers Funds LLC, assets under management in its pre-existing business have grown 50%. Together with AMG during the fourth quarter, the firm launched the first series of Managers AMG Funds, a no-load mutual fund family managed and distributed by The Managers Funds LLC and sub-advised by AMG's other Affiliates. Similarly, Frontier's growth in assets under management has been impressive. Since the date of the announcement of our investment in October 1999, the firm's assets have grown from $4.0 billion to $5.0 billion." Mr. Healey continued, "We also assisted one of our Affiliates, First Quadrant, L.P., in acquiring an excellent London-based firm, Objective Asset Management Ltd., during the fourth quarter."

AMG addresses the succession and transition issues facing the principals of growing mid-sized investment management firms. The Company's strategy is to generate growth through investments in new Affiliates, as well as through the internal growth of its existing Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management to retain or receive significant direct ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development, and operations.

Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results January 26, 2000
Page 3 of 6


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--------------------------------------------------------------------------------

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING CHANGES IN THE SECURITIES OR FINANCIAL MARKETS OR IN GENERAL ECONOMIC CONDITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, COMPETITION FOR ACQUISITIONS OF INTEREST IN INVESTMENT MANAGEMENT FIRMS, THE INVESTMENT PERFORMANCE OF OUR AFFILIATES AND THEIR ABILITY TO EFFECTIVELY MARKET THEIR INVESTMENT STRATEGIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN AMG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. REFERENCE IS HEREBY MADE TO THE "CAUTIONARY STATEMENTS" SET FORTH IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.


                             FINANCIAL TABLES FOLLOW

                                      # # #

               FOR MORE INFORMATION ON AFFILIATED MANAGERS GROUP,
                   PLEASE VISIT AMG'S WEB SITE AT WWW.AMG.COM

Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results January 26, 2000
Page 4 of 6


Affiliated Managers Group, Inc.
Summary Financial Data
(dollars in thousands, except as indicated and share and per share data)


                                                       Three Months          Three Months
                                                      Ended 12/31/98         Ended 12/31/99
                                                    ------------------     -------------------
STATEMENT OF INCOME DATA:
    Revenues                                         $         80,293      $           286,627
    Other operating expenses                                   42,390                  155,429
    Depreciation and amortization                               5,398                    6,878
                                                    ------------------     --------------------
    Operating income                                           32,505                  124,320
    Investment and other income                                  (910)                 (11,698)
    Interest expense                                            3,036                    2,809
                                                    ------------------     --------------------
    Income before minority interest and income taxes           30,379                  133,209
    Minority interest                                         (14,862)                 (50,937)
                                                    ------------------     --------------------
    Income before income taxes                                 15,517                   82,272
    Income tax expense                                          6,207                   37,599
                                                    ------------------     --------------------
                                                      $         9,310      $            44,673
                                                    ==================     ====================

    Average shares outstanding - basic                     17,492,720               23,079,572
    Average shares outstanding - diluted                   19,360,481               23,226,904

    Net income per share - basic                      $          0.53      $              1.94
    Net income per share - diluted                    $          0.48      $              1.92

OTHER FINANCIAL DATA:
    EBITDA(A)                                         $        23,951      $            91,959
    Cash net income ("EBITDA as adjusted")(B)         $        14,708      $            51,551
    Cash net income ("EBITDA as adjusted") per share  $          0.76                     2.22
    (under same method used to calculate
     diluted earnings per share)

                                                       December 31,           December 31,
                                                           1998                   1999
                                                    ------------------     -------------------
BALANCE SHEET DATA:
    Senior debt                                       $       212,500      $           174,500
    Subordinated debt                                             800                      800
    Stockholders' equity                              $       313,655      $           477,986


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


Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results January 26, 2000
Page 5 of 6


Affiliated Managers Group, Inc.
Summary Financial Data
(dollars in thousands, except as indicated and share and per share data)


                                                           Year Ended      Year Ended
                                                            12/31/98        12/31/99
                                                           -----------     -----------
STATEMENT OF INCOME DATA:
  Revenues                                                 $   238,494     $   518,726
  Other operating expenses                                     125,590         279,937
  Depreciation and amortization                                 20,124          26,130
                                                           -----------     -----------
  Operating income                                              92,780         212,659
  Investment and other income                                   (2,251)        (14,237)
  Interest expense                                              13,603          11,764
                                                           -----------     -----------
  Income before minority interest and income taxes              81,428         215,132
  Minority interest                                            (38,843)        (86,225)
                                                           -----------     -----------
  Income before income taxes                                    42,585         128,907
  Income tax expense                                            17,034          56,719
                                                           -----------     -----------
  Net income                                               $    25,551     $    72,188
                                                           ===========     ===========

  Average shares outstanding - basic                        17,582,900      22,180,112
  Average shares outstanding - diluted                      19,222,831      22,693,016

  Net income per share - basic                             $      1.45     $      3.25
  Net income per share - diluted                           $      1.33     $      3.18

OTHER FINANCIAL DATA;
  EDITDA (A)                                               $    76,312     $   166,801
  Cash net income ("EDITDA as adjusted") (B)               $    45,675     $    98,318
  Cash net income ("EDITDA as adjusted") per share         $      2.38     $      4.33
  (under same method used to calculate
  diluted earnings per share)


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Affiliated Managers Group Reports Fourth Quarter and Full Year 1999 Results
January 26, 2000
Page 6 of 6

AFFILIATED MANAGERS GROUP, INC.
SUMMARY FINANCIAL DATA
(dollars in thousands)


SUPPLEMENTAL REPORTED INFORMATION:



                                                                   Three Months           Year Ended
                                                                  Ended 12/31/99           12/31/99
                                                                 ---------------          ----------

Assets under management (at period end, in millions) (C):              $ 82,041             $ 82,041

Revenue:                                                               $286,627             $518,726

Owners' Allocation (D):                                                $148,590             $266,788

EBITDA Contribution (E):                                               $101,117             $184,454

RECONCILIATION OF EBITDA CONTRIBUTION TO EBITDA:
   Total EBITDA Contribution (as above)                                $101,117             $184,454
   Less, holding company expenses                                        (9,158)             (17,653)
                                                                       --------             --------
   EBITDA                                                              $ 91,959             $166,801
                                                                       ========             ========


Notes:

(A) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(B) Cash net income ("EBITDA as adjusted") represents earnings after interest expense and income taxes but before depreciation and amortization.

(C) Excludes assets managed by Frontier Capital Management Company, LLC, in which the Company invested on January 18, 2000.

(D) Owners' Allocation represents the portion of an Affiliate's revenues which is allocated to the owners of that Affiliate, including AMG, generally in proportion to their ownership interest, pursuant to the revenue sharing agreement with such Affiliate.

(E) EBITDA Contribution represents the portion of an Affiliate's revenues that is allocated to AMG after amounts retained by the Affiliate for compensation and day-to-day operating and overhead expenses, but before the interest, income taxes, depreciation and amortization expenses of the Affiliate.